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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 28, 1996 in Amendment No. 1 to Registration Statement (Form S-3 No. 333-09771) and related Prospectus of MMI Companies, Inc. and subsidiaries dated August 13, 1996.

  We also consent to the incorporation by reference therein of our report with respect to the financial statement schedules of MMI Companies, Inc. and subsidiaries for the years ended December 31, 1995, 1994, and 1993 included in the Annual Report (Form 10-K) for 1995 and our report with respect to the consolidated financial statements of Health Providers Insurance Company and subsidiary for the years ended December 31, 1994 and 1993 included in the Current Report (Form 8-K), as amended, of MMI Companies, Inc. dated May 9, 1995, both filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Chicago, Illinois
August 7, 1996